Exhibit 99.1

SurgePays Revenue for the Third Quarter 2025 Increases 292% Year-Over-Year and 62% Sequentially

Third quarter 2025 revenue totaled approximately $18.7 million, an increase of 292% year-over-year and 62% sequentially

Company is reiterating revenue guidance for 2026 of $225 million

Conference call today at 5:00 p.m. ET

BARTLETT, Tenn., November 12, 2025 — SurgePays, Inc. (Nasdaq: SURG) (“SurgePays” or the “Company”), a wireless and fintech technology company connecting subprime and underserved consumers to essential mobile and financial services, today announced revenue growth of 292% year-over-year and 62% sequentially to $18.7 million for the third quarter ended September 30, 2025. The Company is reiterating revenue guidance of $225 million for 2026.

“The 2025 third quarter represented an important inflection point for our multi-channel growth platform, which yielded revenue growth of 292% year-over-year and 62% sequentially,” said Brian Cox, President and CEO. “Each of our revenue channels are synergistic, not isolated initiatives, that together strengthen with every subscriber, transaction, and retailer added to our ecosystem. We believe our strength lies in our ability to combine cutting-edge technology with a nationwide retail distribution network, bringing telecom and fintech products directly to underserved communities where people live and shop. This powerful combination of technology and retail provides us with a sustainable competitive advantage, positioning us as a long-term leader in a large, total addressable market that is very difficult to replicate. Today, the platform and development of distribution, technology, and new products are well established, and will support higher margin revenue streams for years of sustained growth. This synergy generates recurring revenue, provides competitive advantages that are extremely difficult to replicate, and lays the foundation for significant year-over-year growth.”

Mr. Cox concluded, “As we continue to scale our platform and expand our leadership across the subprime and underserved markets, we are confident in our ability to deliver strong growth and achieve our 2026 revenue guidance of $225 million.”

Third Quarter 2025 and Subsequent Operational Highlights:

●	Torch Wireless, SurgePays’ Lifeline-subsidized brand, continued to be a key growth driver during the 2025 third quarter, with revenue growth to $5.6 million, with over 125,000 subscribers.
●	LinkUp Mobile, the Company’s affordable prepaid wireless brand, was fully launched in April and surpassed 95,000 recurring active subscribers by the end of the third quarter. This growth was driven by expanded retail distribution, targeted marketing, and competitive pricing, reinforcing SurgePays’ ability to capture market share in the prepaid wireless segment.

●	“Phone-in-a-Box” kits and prepaid services through major distribution partners, including HT Hackney, which services more than 40,000 retail locations. The Company’s near-term goal is to expand to 100,000 retail locations operating on the SurgePays platform, driven by both organic growth and new distribution agreements.
●	MVNE (HERO) Wholesale: Onboarded three MVNO partners to date, with additional partnerships in progress. This high-margin business model benefits from minimal incremental cost and offers significant scalability through direct carrier access.
●	Growth Marketing & Data Partnerships: Relaunched legacy DigitizeIQ assets into a modern intake and monetization engine focused on underserved consumer marketing, designed to lower subscriber acquisition cost, and add high-margin revenue streams.

Third Quarter 2025 Financial Highlights:

●	Net Revenue totaled $18.7 million, compared to $4.8 million in Q3 2024, an increase of 292% year-over-year and 62% sequentially.
●	Gross Profit loss improved to $(2.6) million, compared to $(7.8) million in Q3 2024.
●	SG&A improved to $4.2 million, compared to $6.2 million in Q3 2024, an improvement of 32.5% year-over-year.
●	As of November 10, 2025, SurgePays had 20,431,549 shares of common stock outstanding.

2026 Guidance:

SurgePays reaffirms its 2026 revenue guidance of $225 million, supported by continued Lifeline subscriber growth, expansion of prepaid/retail distribution, additional MVNE partners, and ClearLine monetization.

Third Quarter 2025 Financial Results Conference Call

Date: Wednesday, November 12, 2025

Time: 5:00 p.m. ET

Dial-in Number: 1-888-506-0062

Access Code: 350444

Webcast: https://ir.surgepays.com/company-events

Replay of the webcast will be available for a one year period.

About SurgePays, Inc.

SurgePays, Inc. (NASDAQ: SURG) is a wireless, fintech, and point-of-sale technology company focused on connecting subprime and underserved communities to essential mobile and financial services. The company operates its own wireless brands and proprietary point-of-sale platform, which is deployed nationwide in thousands of retail locations, enabling SIM activations, top-ups, and digital financial transactions.

Building on its nationwide wireless and fintech network, SurgePays is expanding into data-driven marketing and digital partnerships designed to convert verified consumer engagement into recurring, high-margin revenue streams. The company is uniquely positioned to grow across both retail and online channels while evolving into a leading data intelligence and digital marketplace platform serving America’s underserved population.

Visit www.SurgePays.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties and generally relate to future events or our future financial or operating performance. These statements may include projections, guidance, or other estimates regarding revenue, cash flow, business growth, market expansion, or customer acquisition. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe the expectations reflected in these forward-looking statements, such as regarding our revenue guidance for 2026, revenue, margins, expectations for customer demand, and profitability potential are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, the assumption that the Company will be able to obtain high-margin recurring revenues, statements about our revenue guidance for 2026 and future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; and our predictions about our industry and customer demand. These include, but are not limited to, our ability to scale our prepaid wireless business, transition ACP subscribers to Lifeline, maintain our MVNE partnerships, and achieve financial targets. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

SurgePays@KCSA.com

SurgePays, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets

Current Assets
Cash and cash equivalents	$2,514,862	$11,790,389
Restricted cash - line of credit reserve	224,947	-
Restricted cash - held in escrow	-	1,000,000
Accounts receivable - net	4,291,222	3,000,209
Inventory	1,917,617	1,781,365
Prepaids and other	278,532	298,360
Total Current Assets	9,227,180	17,870,323

Property and equipment - net	430,352	591,088

Other Assets
Note receivable	176,851	176,851
Intangibles - net	982,606	1,472,962
Goodwill	3,300,000	3,300,000
Operating lease - right of use asset - net	377,912	564,781
Total Other Assets	4,837,369	5,514,594

Total Assets	$14,494,901	$23,976,005

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$8,335,599	$3,929,195
Accounts payable and accrued expenses - related party	200,240	192,845
Operating lease liability	227,005	248,069
Notes payable	1,822,426	-
Note payable - related party	1,968,468	1,689,367
Convertible notes payable - net	5,120,308	-
Total Current Liabilities	17,674,046	6,059,476

Long Term Liabilities
Note payable - related party	762,328	1,866,288
Notes payable - SBA government	461,248	469,396
Operating lease liability	157,183	319,232
Convertible notes payable - net	1,864,576	-
Total Long Term Liabilities	3,245,335	2,654,916

Total Liabilities	20,919,381	8,714,392

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized 20,761,231 and 20,431,549 shares issued and 20,065,278 and 20,068,929 shares outstanding, at September 30, 2025 and December 31, 2024, respectively	20,765	20,435
Additional paid-in capital	78,363,849	76,842,878
Treasury stock - at cost (695,953 and 362,620 shares, respectively)	(1,631,966)	(631,967)
Accumulated deficit	(83,122,177)	(60,915,427)
Stockholders’ equity (deficit)	(6,369,529)	15,315,919
Non-controlling interest	(54,951)	(54,306)
Total Stockholders’ Equity (Deficit)	(6,424,480)	15,261,613

Total Liabilities and Stockholders’ Equity (Deficit)	$14,494,901	$23,976,005

SurgePays, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$18,680,317	$4,769,697	$40,775,913	$51,284,531

Costs and expenses
Cost of revenues	21,276,771	12,602,057	48,969,378	54,377,300
General and administrative expenses	4,353,684	6,448,402	13,147,086	20,312,185
Total costs and expenses	25,630,455	19,050,459	62,116,464	74,689,485

Loss from operations	(6,950,138)	(14,280,762)	(21,340,551)	(23,404,954)

Other income (expense)
Interest expense	(424,665)	(112,814)	(756,518)	(362,119)
Loss on lease termination	-	(194,862)	-	(194,862)
Interest income	-	183,537	63,913	183,537
Other income	-	239	7,140	637,107
Unrealized gains - investments	-	38,292	-	38,292
Dividends, interest and other income - investments	-	86,626	-	86,626
Gain on investment in CenterCom	-	-	-	33,864
Amortization of debt discount	(114,492)	-	(181,379)	-
Total other income (expense) - net	(539,157)	1,018	(866,844)	422,445

Net loss before provision for income taxes	(7,489,295)	(14,279,744)	(22,207,395)	(22,982,509)

Provision for income tax benefit (expense)	-	-	-	(2,970,000)

Net loss including non-controlling interest	(7,489,295)	(14,279,744)	(22,207,395)	(25,952,509)

Non-controlling interest	(227)	(4,397)	(645)	(35,992)

Net loss available to common stockholders	$(7,489,068)	$(14,275,347)	$(22,206,750)	$(25,916,517)

Earnings per share - attributable to common stockholders
Basic	$(0.38)	$(0.73)	$(1.11)	$(1.37)
Diluted	$(0.38)	$(0.73)	$(1.11)	$(1.37)

Weighted average number of shares outstanding - attributable to common stockholders
Basic	19,839,159	19,689,010	19,931,668	18,940,689
Diluted	19,839,159	19,689,010	19,931,668	18,940,689

SurgePays, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024

Operating activities
Net loss - including non-controlling interest	$(22,207,395)	$(25,952,509)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	669,682	693,880
Amortization of right-of-use assets	186,869	70,857
Amortization of debt discount/debt issue costs	181,379	-
Amortization of internal use software development costs	-	167,121
Stock issued for services	25,830	411,740
Recognition of stock based compensation - unvested shares - related parties	526,125	6,237,976
Recognition of share based compensation - options - related party	-	6,196
Interest expense adjustment - SBA loans	-	19,750
Right-of-use asset lease payment adjustment true up	-	(148,584)
Gain on equity method investment - CenterCom	-	(33,864)
Cash paid for lease termination	-	(212,175)
Loss on lease termination - net	-	194,862
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(1,291,013)	8,022,078
Inventory	(136,252)	683,456
Prepaids and other	19,828	(150,746)
Deferred income taxes - net	-	2,835,000
Increase (decrease) in
Accounts payable and accrued expenses	4,471,860	(5,765,152)
Accounts payable and accrued expenses - related party	7,395	(86,857)
Accrued income taxes payable	-	(470,000)
Deferred revenue	-	(20,000)
Operating lease liability	(183,113)	84,257
Net cash used in operating activities	(17,728,805)	(13,412,714)

Investing activities
Purchase of leasehold improvements	(18,590)	-
Advances made for construction-in-process costs	-	(518,189)
Purchase of investments - net	-	(10,068,506)
Net cash used in investing activities	(18,590)	(10,586,695)

Financing activities
Proceeds from stock issued for cash	649,383	17,249,994
Proceeds from exercise of common stock warrants	-	8,799,257
Cash paid as direct offering costs - common stock	(58,880)	(1,395,000)
Proceeds from issuance of notes payable	2,274,698	-
Proceeds from issuance of convertible notes payable	6,700,000	-
Cash paid as direct offering costs - convertibles note payable	(602,500)	-
Repayments of loans - related party	(824,859)	(1,132,074)
Repayments on notes payable	(657,826)	-
Repayments on notes payable - SBA government	(8,148)	(8,138)
Treasury shares repurchased (share buy-backs)	-	(485,131)
Net cash provided by financing activities	7,471,868	23,028,908

Net decrease in cash, cash equivalents and restricted cash	(10,275,527)	(970,501)

Cash, cash equivalents and restricted cash - beginning of period	12,790,389	14,622,060

Cash, cash equivalents and restricted cash - end of period	$2,514,862	$13,651,559

Supplemental disclosure of cash flow information
Cash paid for interest	$264,510	$372,579
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities

Reserve deposit - amount withheld from lender	$224,947	$-
Treasury stock reacquired in connection with convertible debt financing	$999,999	$-
Debt discount - convertible notes payable - original issue discount	$70,000
Debt discount - convertible notes payable - issuance of common stock	$85,800
Debt discount - convertible notes payable - issuance of warrants	$227,587
Stock issued in settlement of accounts payable	$65,456	$-
Reclassification of accrued interest - related party to note payable - related party	$-	$498,991
Exercise of warrants - cashless	$-	$41
Termination of ROU operating lease assets and liabilities	$-	$309,826
Goodwill (ClearLine Mobile, Inc.)	$-	$2,500,000
Right-of-use asset obtained in exchange for new operating lease liability	$-	$98,638